UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2018 (July 29, 2018)

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37916	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA	90013
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(323) 694-9800

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry Into a Material Definitive Agreement

Asset Purchase Agreement

On July 29, 2018, Social Reality Inc., a Delaware corporation (the “Company”), entered into an asset purchase agreement (the “Purchase Agreement”) with Halyard MD Opco, LLC (“Halyard”), an affiliate of Halyard Capital, a private equity firm. Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, the Company agreed to sell to Halyard, substantially all of the assets related to the Company’s SRAXmd product line (the “Asset Sale”) for aggregate consideration of up to $52,500,000 (the “Purchase Price”). The Purchase Price consists of (i) $33,500,000 in cash, (ii) $10,000,000 worth of equity in Halyard’s parent entity, Halyard MD, LLC (“Equity Issuance”) and (iii) an earn-out of up to $9,000,000 upon Halyard achieving ertain gross profit thresholds (the “Earn-Out”).  The assets to be purchased under the Asset Sale are more fully described in the Purchase Agreement.

The Earn-Out will be calculated as follows: (a) $2,250,000 if gross margins for the year ending December 31, 2018 are greater than or equal to $13,500,000 (the “Earn-out Threshold”), plus (b) $2.70 for each dollar of gross margin between the Earn-out Threshold and $16,000,000; provided, in no event shall Halyard be obligated to pay the Company an Earn-Out payment in excess of $9,000,000.  If gross margins for 2018 do not exceed the Earn-out Threshold, the required Earn-Out payment shall be zero ($0) and Halyard shall not be obligated to make any additional payments to the Company.  In the event of certain adjustments pursuant to the Earn-Out (as further calculated below), Halyard may cancel certain units underlying the Equity Issuance.

Not later than five (5) days prior to the closing date, the Company will provide an estimated working capital statement (“Estimated Closing Statement”) and within one hundred twenty (120) days of the closing date, Halyard will prepare a closing working capital statement (“Closing Statement”). Working Capital shall include the current assets of the business on the closing date minus its current liabilities as further described in the Purchase Agreement. Upon receipt of the Closing Statement, the Company shall have the right to review and object on terms more fully set forth in the Purchase Agreement. Once a final working capital amount is agreed upon, to the extent such working capital exceeds the estimated working capital, the Escrow Agent (as defined below) shall release escrowed funds to the Company and to the extent the estimated working capital exceeds the working capital, the Escrow Agent will release the difference in amount to Halyard.

In order to satisfy discrepancies in estimated working capital vs. actual working capital determined, an amount of $500,000 shall be escrowed with U.S. Bank, National Association (“Escrow Agent”). Additionally, both the Company and Halyard agree to mutually indemnify each other from certain losses in an amount up to $435,000 for certain breaches under the Purchase Agreement. Certain other material breaches have no cap on the indemnifiable amount.

Halyard will additionally have the sole discretion, under the Purchase Agreement, to determine which employees of the SRAXmd product line to offer employment thereto, and assuming their acceptance, each shall become employed by Halyard subsequent to the closing (each a “Business Employee”). The Company will terminate all such applicable Business Employees on the closing date.

Additionally, the Company shall not, for a period of three (3) years from the closing date, hire, approach, contact or solicit any Halyard Employee or compete directly with Halyard with regard to the SRAXmd product line, and for a period of two (2) years from the closing, date, Halyard will not hire, approach, contact, or solicit any employee of the Company.

Following the Asset Sale, the Company will retain ownership of all of its other assets unrelated to the SRAXmd product line. The closing of the Asset Sale is expected to take place on or about August 7, 2018, subject to customary closing conditions.

The Company and Halyard will also enter into a transition services agreement whereby the Company will provide Halyard with additional direct services or access to third-party services of the Company. The majority of these third-party costs will be paid directly by Halyard and certain costs related to the use of Company employees and consultants will be paid on an hourly basis.

Additionally, the Company and Halyard will enter into a master services agreement whereby the Company will provide Halyard with access to certain Company employees and consultants at varying fees to be determined on a per employee/consultant basis.

In the event that the Company enters into an agreement to sell the SRAXmd product line to someone other than Halyard, or if the Purchase Agreement is terminated pursuant to certain material breaches by the Company, then the Company will be required to pay Halyard a termination fee of $1,957,000.

In connection with the Asset Sale, the Company will be obligated to (i) pay up to an aggregate of approximately $4,637,616 in stay bouses (assuming full Earn-Out and to be calculated upon determination of final transaction costs), (ii) repurchase 514,557 shares of Class A common stock of one of our prior employees at a price per share of $5.80, or an aggregate of $2,985,068.60 and (iii) repurchase 160,000 Class A common stock purchase options at a price of $1.83 per option or an aggregate of $293,000. The payments underlying the stay bonuses vary based on each employee and correlate to the amount of net proceeds received in the Asset Sale.

The Company will also be obligated to pay Chardan Capital Markets and Noble Capital Markets, as financial advisors in the transaction, each a fee of $798,000 (aggregate of $1,596,000).

In connection with the Asset Sale, the Company obtained consent from the holders of the Company’s 12.5% senior secured convertible debentures due on April 21, 2020 (the “Debentures”) and agreed to pay the outstanding liquidated damages and interest accrued thereunder to the Debenture holders.  Additionally, the Company and the Debenture holders agreed to amend and restate Schedule 2 of the Debentures, which amended and restated schedule is attached hereto as exhibit 4.01.

Furthermore, the Company will be obligated to pay one half of the costs arising out of a representations and warranties insurance policy of Halyard (with Company’s payment not to exceed $175,000) and approximately $2,190,174 in amounts due to Fast Pay Partners LLC under a financing and security agreement.

The foregoing description of the Purchase Agreement is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference, to the Purchase Agreement, which is attached as Exhibit 10.01 hereto and is incorpated herein by reference. The Purchase Agreement contains representations and warranties made by the parties as of specific dates and solely for their benefit. The representations and warranties reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the Company’s stockholders or any other person or entity other than the parties to the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement.

Promissory Note

The Company has additionally entered into an unsecured promissory note (the “Note”) whereby the parent entity of Halyard, Halyard MD, LLC, will lend the Company $1,000,000 at an interest rate of 15.00% per annum.  The Note shall mature on the earlier of (i) May 31, 2020, (ii) the date that the Purchase Agreement is terminated (if it occurs and subject to extension), or (iii) the closing of the Asset Sale as described above.

Provided that the closing of the Asset Sale occurs on or prior to September 10, 2018, no interest shall accrue or be due and payable under the Note.

In the event of a default under the Note (as provided for therein), the interest rate shall increase by 5.00% per annum.

In the event that the Asset Sale does not close as a result of Halyard’s election and not because the Company failed to meet its required closing conditions, or if the Purchase Agreement is terminated for certain conditions and no event of default has occurred under the Note, then the Company may extend the maturity date of the Note to May 31, 2020 and the interest rate shall be adjusted down to 3.00% per annum. In connection with the Note, Halyard and Halyard MD, LLC have entered into a subordination agreement in favor of the holders of the Debentures.

The foregoing description of the Note is a summary only, does not purport to be complete and is subject to, and qualified in its entirety by reference, to the Note, which is attached as Exhibit 10.02 hereto and is incorpated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 of this current report on Form 8-K is incorporated herein by reference in its entirety.

Item 8.01    Other Events

On July 30, 2018, the Company announced the agreement to sell SRAXmd in a press release. A copy of the press release is attached to this report as Exhibit 99.01.

Item 9.01    Financial Statement and Exhibits.

Exhibit No.	Description
4.01	Amended and Restated Schedule 2 of Debentures
10.01	Form of Asset Purchase Agreement
10.02	Form of 15% Unsecured Promissory Note
99.01	Press Release Dated July 30, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 30, 2018

Social Reality, Inc.

By:	/s/ Christopher Miglino
Christopher Miglino Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
4.01	Amended and Restated Schedule 2 of Debentures
10.01	Form of Asset Purchase Agreement
10.02	Form of 15% Unsecured Promissory Note
99.01	Press Release Dated July 30, 2018